Exhibit 4.4

STOCK PLEDGE AGREEMENT
(100% interest in _______________)

THIS STOCK PLEDGE AGREEMENT, effective as of October 1, 2008, is executed by HEARTLAND, INC., a Maryland corporation (“Borrower”), in favor of CHOICE FINANCIAL GROUP, a North Dakota state bank (“Lender”).

RECITALS

A. Lender has agreed to make a loan to Borrower in the original principal amount of $3,250,000 (the “Loan”);

B. The Loan will be evidenced by a Promissory Note payable to the order of Lender (hereafter Borrower’s obligations under such Promissory Note and all documents related thereto and all renewals, extensions, amendments, modifications and restatements thereof shall be referred to as the “Obligations”).

C. The proceeds of the Loan will be used by Borrower solely for business purposes.

D. To secure payment of the Obligations and as a condition to making the Loan, Lender requires, among other things, that Borrower execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereafter set forth, Borrower agrees as follows:

1. Pledge.  As security for payment of the Obligations, Borrower hereby grants to Lender a security interest in, and hereby assigns to Lender all right, title and interest of Borrower in and to the following described property (hereafter referred to as “Collateral”):

All issued and outstanding common stock, preferred stock and all other classes of stock of Lee Oil Company, Inc., a Virginia corporation (the “Company”), including without limitation, all evidence of the same, all rights to purchase or acquire the same and all rights to draws, payments, dividends, disbursements and all other types of dividend and distributions made by the Company to Borrower, together with all proceeds thereof (“Distributions”), now existing and/or hereafter arising.

2. Representations and Warranties.  Borrower represents and warrants to Lender that:

(a)
Borrower has, and has duly exercised, all requisite power and authority to enter into this Agreement, to pledge its interest in the Collateral and to carry out the transactions contemplated by this Agreement.

(b)	Borrower is the legal and beneficial owner of all of the Collateral.

(c)	All of the Collateral is free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest or the proceeds thereof, except for that granted hereunder.

(d)
The execution and delivery of this Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any other agreement, indenture or other instrument, license, judgment, decree, order, law, statute, code, ordinance or other governmental rule or regulation, applicable to Borrower or any of Borrower’s property or the consent to this Agreement and the performance of its terms has been obtained from all necessary third parties.

(e)	The Collateral constitutes one hundred percent (100.0%) of the total ownership interest in the Company.

(f)
The execution and delivery of this Agreement, and the performance of its terms, will not result in any violation of any provision of the articles of incorporation, bylaws and shareholder agreements, if any, pertaining to Borrower or Company or the consent to this Agreement and the performance of its terms has been obtained from all necessary third parties.

(g)
Upon execution and delivery to Lender of this Agreement and the recording of a financing statement with the Maryland Secretary of State covering the Collateral, Lender shall have a valid first priority lien upon and a perfected security interest in the Collateral and the proceeds thereof.

(h)	All of the Collateral is evidenced by Certificate No. ____.

3. Covenants.  Borrower agrees as follows:

(a)
Upon the occurrence of a default under any of the documents executed in connection with the Loan, Lender may collect and receive any and all Distributions with respect to the Collateral and may apply all such collections to the Obligations in such order of application as Lender may elect.  If Borrower shall receive any Distributions, such Distributions shall be received as Lender’s agent, in trust for Lender, and Borrower shall deliver such Distributions forthwith to Lender in the exact form received with, as applicable, Borrower’s endorsement if necessary.  So long as any portion of the Obligations remains unpaid and if Borrower is in default in any of the Obligations, all voting rights of Borrower in the Collateral may be exercised by Lender, in its sole discretion, as the attorney-in-fact of Borrower.

(b)
Upon the occurrence of a default under any of the documents executed in connection with the Loan, Lender may, without demand of performance or other demand, advertisement, or notice of any kind, to or upon Borrower or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Collateral or any part thereof, or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Lender’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Collateral purchase the Collateral for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Lender or any purchaser to purchase upon any such sale the whole or any part of the Collateral free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released.  Any disposition made in accordance with the provisions of this paragraph shall be deemed to have been commercially reasonable.

(c)
In addition to the foregoing, upon the occurrence of a default under any of the documents executed in connection herewith, Lender may, at its option and without demand or notice, exercise any of the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law.  If Lender disposes of any of the Collateral, the proceeds of such disposition shall be applied as set forth under applicable law.  Borrower specifically grants to Lender the right to apply such proceeds to the attorneys’ fees and legal expenses incurred by Lender in connection with the negotiation with Borrower and its representatives, successors or assigns, collection of the Obligations, or protection of Lender’s position.

(d)
Borrower hereby covenants that, without Lender’s written consent, until all of the Obligations have been satisfied in full, Borrower will not sell, convey, or otherwise dispose of any of Borrower’s interest in the Collateral or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Collateral or the proceeds thereof, other than that created hereby, except as authorized by Lender in writing in its sole discretion.

(e)	Borrower warrants and will, at its own expense, defend its right, title and the security interest in and to the Collateral against the claims of any person, firm, corporation or other entity.

(f)
Borrower, by entering into this Agreement and negotiating the terms hereof, hereby waives any rights it may have to demand any notices other than those provided for herein or required by law and any right to a hearing as a condition precedent to Lender’s exercise of its rights hereunder.

(g)
If any notification of intended disposition of any of the Collateral is required by law, such notification shall be deemed reasonably and properly given upon deposit with the United States Postal Service at least ten (10) days before such disposition, postage prepaid, addressed to the Borrower at 1005 North 19th Street, Middlesboro, Kentucky 40965.  Such deposit may be established by affidavit of a representative of Lender, receipts or other reasonable method.

(h)
No delay or failure by Lender in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

(i)
This Agreement and the rights and obligations of the parties hereunder shall be construed and governed by the laws of the State of North Dakota and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

(j)
That upon Lender’s disposition of the Collateral, Borrower irrevocably consents that Lender or the purchaser of the Collateral shall become a substitute shareholder of the Company notwithstanding any provision of any agreement of the shareholders of the Company or other organizational documents of the Company to the contrary.

(k)
That Borrower will not vote or consent to any action which would (i) terminate or dissolve the Company, (ii) have the effect, directly or indirectly, in diluting the percentage interest in the Company now represented by the Collateral and agrees that any such purported action shall be deemed null and void, and/or (iii) cause the issuance, directly or indirectly, of any ownership interest, debt or other interest in the Company which may have any rights superior to Lender in the Collateral, except as authorized by Lender in writing in its sole discretion.

4. Termination.  Upon payment of all Obligations in full by Borrower, this Agreement shall be automatically terminated without any action by the parties and shall be of no further force or effect.

[signature page to follow]

IN WITNESS WHEREOF, the undersigned has caused this Stock Pledge Agreement (Lee Oil Company, Inc.) to be duly executed as of the day and year first above written.

HEARTLAND, INC.

By:
Its

STATE OF	)
) ss
COUNTY OF	)

The foregoing instrument was acknowledged before me this ___ day of ____________, 2008, by __________________, the ________________ of Heartland, Inc., a Maryland corporation, on behalf of the corporation.

Notary Public